EXHIBIT A TO ENGAGEMENT LETTER
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THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS
WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR SUCH LAWS OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH LAWS.


                              MICROLOG CORPORATION

         THIS CERTIFIES that, for value received, BARRETTO PACIFIC CORPORATION, a Nevada corporation ("Warrant Holder"), is entitled to purchase from Microlog Corporation, a Virginia corporation (the "Company"), 50,000 shares (the "Shares"), of common stock, par value $.001 per share of the Company (the "Common Stock") at a price of $1.00 per Share (such price per share and the number of shares of common stock so purchasable being subject to adjustment as provided below) at any time on or before 5:00 PM (EST) on the Expiration Date (as defined in Section 1.1 below), all in accordance with the terms hereof.

         1.       Exercise of Warrants and Holding of Underlying Stock
                  ----------------------------------------------------

                  1.1 Subject to the terms and conditions hereof, this warrant certificate (this "Warrant") may be exercised prior to 5:00 PM (EST) on May 21, 2002 (the "Expiration Time"), in whole at any time or in part from time to time (provided that any exercise of this Warrant shall not be for less than 5000 Shares) prior to the Expiration Time by the surrender of this Warrant, duly executed by Warrant Holder, or by an attorney duly authorized in writing, at the office of the Company, 20270 Goldenrod Lane, Germantown, MD 20876, together with payment in full in immediately available funds in United States Dollars, of the Warrant exercise price payable at the time of such exercise in respect of the Warrant or portion thereof being exercised. If less than all of the Shares represented by this Warrant are being exercised, the Warrant Holder and Company shall, upon and as a condition to such exercise, execute and deliver a statement confirming the number of Shares subject to the remaining unexercised portion of this Warrant.

                  1.2 Subject to the terms and conditions hereof, this Warrant may only be exercised by the Warrant Holder (or permitted transferee hereof) prior to the Expiration Time if (i) at the time of exercise in whole or in permissible part, the minimum bid price of the Common Stock is at least $2.00 per share, as reported by the Nasdaq Stock Market, and (ii) the Common Stock is quoted on the Nasdaq Stock Market; provided, that this Warrant shall not be exercisable for more than 10,000 Shares per week. If shares of the Common Stock cease to be quoted on the Nasdaq Stock Market, this Warrant will become void at the Company's sole discretion.

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                  1.3 Certificates representing any Shares issued in a
transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, or as to which the subsequent transfer or disposition of such Shares shall require registration or qualification thereof under the Securities Act or applicable state securities laws, shall bear a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OR SUCH LAWS. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                  The legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities with respect to which the Company has received an opinion from counsel to the Purchaser, in form and substance and from counsel satisfactory to the Company (which opinion shall be in addition to any opinion required to be provided pursuant to the other provisions hereof), to the effect that the subsequent transfer or other disposition of such Shares shall not require registration under the Securities Act.

         2.       Reclassification, Consolidation or Merger
                  -----------------------------------------

                  2.1 In the event that the outstanding Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of Shares and the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Board of Directors of the Company in the number of Shares and price per Share subject to this Warrant. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the Warrant Holder shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of the Warrants evidenced by this

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Warrant and the payment of the exercise price therefor the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Shares covered by this Warrant Certificate.

                  2.2 Any adjustment under this Paragraph 2 in the number of Shares subject to this Warrant Certificate shall apply proportionately to only the unexercised portion hereunder and shall not have any retroactive effect with respect to Warrants theretofore exercised. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

                  2.3 No adjustment of the exercise price shall be made if the amount of such adjustment shall be less than $.10 per Share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to no less than $.10 per Share.

                  2.4 No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but in lieu thereof the Company shall pay to the order of Warrant Holder an amount in cash equal to the same fraction of the exercise price of one Share on the date of exercise.

                  2.5 When any adjustment is required to be made in the exercise price or number of Shares subject to this Warrant, the Company shall within sixty (60) days after the date when the circumstances giving rise to the adjustment occurred mail to the Warrant Holder a statement describing in reasonable detail any method used in calculating such adjustment.

         3.       Prior Notice as to Certain Events
                  ---------------------------------

                  The Company shall mail to Warrant Holder not less than ten
(10) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of the capital stock of the Company entitled to subscription rights or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of such capital stock entitled to notice of and to vote at the meeting of stockholders at which any consolidation, merger, dissolution, liquidation, winding up or sale of the Company shall be considered and acted upon.

         4.       Reservation and Issuance of Shares
                  ----------------------------------

                  4.1 The Company covenants and agrees that the Shares issued upon exercise of this Warrant pursuant to the terms hereof will be duly authorized, validly issued and, when paid for in accordance with the terms hereof, fully paid and nonassessable, and free from all liens and charges with respect to the issue thereof to the Warrant Holder.

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                  4.2 The Company will reserve at all times such number of
Shares as may be issuable pursuant to the exercise of this Warrant.

         5.       Investment Representations
                  --------------------------

                           By accepting delivery of this Warrant and by
purchasing any Shares evidenced hereby (such Shares, together with this Warrant, the "Securities"), the Warrant Holder represents and Warrants to the Company as follows:

                  5.1. Acquisition for Investment. The Warrant Holder is acquiring the Securities for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act of 1993, as amended (the "Securities Act").

                  3.2. Accredited Investor Status. The Warrant Holder is an "accredited investor," as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. The Warrant Holder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. The Warrant Holder understands that its investment in the Securities involves a significant degree of risk.

                  5.3. Information. The Warrant Holder and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Warrant Holder or its advisers. The Warrant Holder and its advisers have been afforded the opportunity to ask questions of the Company's management concerning the Company and the Securities.

                  5.4. Government Review. The Warrant Holder understands that no governmental entity has passed upon or made any recommendation or endorsement of the Securities.

                  5.5. Sale or Transfer. The Purchaser understands that (i) except as provided in this Warrant or in that certain letter agreement, dated as of February 27, 2001, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or otherwise transferred unless (a) the Securities are sold or transferred pursuant to an effective registration statement under the Securities Act or (b) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other Person is

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under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  5.6. Residency. The principal offices of the Warrant Holder and the offices of the Warrant Holder in which it made its decision to purchase the Securities are located in the State of Washington.

                  5.7. Organization. The Warrant Holder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted.

         6.       Miscellaneous

                  6.1 The Warrant Holder shall not be entitled to any rights whatsoever as a stockholder of the Company by virtue of his ownership of this Warrant Certificate.

                  6.2 Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF MARYLAND (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS). THE HOLDER HEREOF IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS AND THE STATE COURTS LOCATED IN MARYLAND WITH RESPECT TO ANY SUIT OR PROCEEDING BASED ON OR ARISING UNDER THIS WARRANT, THE AGREEMENT ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH SUIT OR PROCEEDING MAY BE DETERMINED IN SUCH COURTS. THE HOLDER HEREOF IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. THE HOLDER HEREOF AND THE COMPANY FURTHER AGREE THAT SERVICE OF PROCESS UPON SUCH PERSON MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PERSON IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER SUCH PERSON'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE HOLDER AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

                  6.3 This Warrant shall be void and of no effect as of the Expiration Time.

                  6.4 The Warrant Holder is entitled to the benefits of such registration rights in respect of the Shares (but not, for the avoidance of doubt, this Warrant) as are set forth in the Letter Agreement. If, at the time of the surrender of this Warrant in connection with any exercise or transfer of this Warrant, this Warrant (or, in the case of any exercise, the Shares issuable hereunder) shall not be registered under the Securities Act and under applicable state securities or

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blue sky laws, the Company may require, as a condition of allowing such exercise or transfer, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise or transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. Any holder or transferee of this Warrant, by taking and holding this Warrant, represents to the Company that such holder is acquiring this Warrant for investment and not with a present view to the distribution thereof.


         IN WITNESS WHEREOF, the parties hereby acknowledge and agree to all of the terms embodied herein.


Dated as of: February 27, 2001              MICROLOG CORPORATION


                                            By:______________________________
                                                 John Mears, President & CEO
ATTEST:


Witness:______________________


                                            BARRETTO PACIFIC CORPORATION


                                            By:_______________________________
                                                 Landon Barretto, President
Witness:______________________






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                                                                        SPECIMEN
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Notice of Exercise


         I hereby irrevocably elect to exercise the Warrant we currently hold to purchase ______ shares of common stock, $0.001 par value per share, of ____________ (the "Company") at an exercise price of $_____ per share. I have instructed our broker at _________________ to deliver by wire transfer payment of the aggregate exercise price of $_________________ for the Warrants exercised hereunder.
         All shares issuable upon exercise of the aforementioned Warrants should be issued in our name. Our tax ID number is 91-1629148. Please have the stock certificate transmitted via DTC to ____________, DTC NO. _______ for credit to Barretto Pacific Corporation, account No._________.

Thank you.




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